MINUTES OF SPECIAL BOARD OF DIRECTORS MEETING

                                       OF

                                 RICHWOOD, INC.

                              A Nevada corporation

         A special meeting of the Board of Directors of Richwood, Inc. was held on April 17, 2000, at 2:00 P.M., at 3020 West Charleston Boulevard, in the City of Las Vegas, in the State of Nevada.

         The following director(s) was/were present and participated in the meeting, being all the directors:

                         Anne Angell, outgoing Director
                          Larry Lang, incoming Director

         Also present was:

                         Anne Angell, outgoing President
                      Anne Angell, outgoing Vice-President
                         Anne Angell, outgoing Secretary
                         Anne Angell, outgoing Treasurer
                         Larry Lang, incoming President
                       Larry Lang, incoming Vice-President
                         Larry Lang, incoming Secretary
                         Larry Lang, incoming Treasurer

being all the officers of the corporation.

         Larry Lang, incoming President of the Corporation, acted as Chairman of the meeting, and Larry Lang, incoming Secretary of the Corporation, acted as Secretary of the meeting.

         The Secretary of the meeting, presented a waiver of notice of the meeting, signed by all the Directors, and was directed to file the waiver of notice with the meeting minutes.

         The Chairman announced that a quorum of the directors was present, and that the meeting, having been duly convened, was ready to proceed with its business.

         The minutes of the meeting of the Directors held on March 2, 2000, were read and approved, and reports of the officers reviewed. There being no discussion, upon motion duly made, seconded and carried, all actions undertaken by the Officers since the last Meeting were ratified and approved unconditionally by the Board. The meeting then moved on to future business.


         Upon motion duly made, seconded and carried, the following resolutions were adopted:

         RESOLVED, that the directors accept the resolution for amending the Articles of Incorporation to change the name of the Corporation from Richwood, Inc. Supreme Hospitality,


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         RESOLVED  that the  directors  accept the  resolution  for amending the second article of the Articles of Incorporation to read "This corporation is to issue shares with $0.0001 par value. The total number of shares that may be issued by the corporation is 50,000,000 common and 1,000,000 preferred shares of stock."

         RESOLVED to forward split the company's issued common stock 40 to one.

         RESOLVED, that the resignations of Anne Angell, as outgoing President, Anne Angell, as outgoing Vice-President, Anne Angell, as outgoing Secretary, and Anne Angell, as outgoing Treasurer be and are accepted and further,

         RESOLVED, that the replacing of Anne Angell with Larry Lang as the new President, the replacing of Anne Angell with Larry Lang as the new Vice-President, the replacing of Anne Angell with Larry Lang as the new Secretary, and the replacing of Anne Angell with Larry Lang as the new Treasurer of Richwood, Inc., is accepted.

         RESOLVED, that all expenses incurred by Directors who attended this corporate special meeting, including transportation, food, lodging and incidentals shall be reimbursed by the Treasurer upon presentation of an expense statement and paid receipts.

         Any attached resolutions were then presented to the meeting, and the directors took the appropriate actions.

There being no further business to be transacted, upon motion duly made, seconded and carried, the meeting was adjourned.

                            Larry W. Lang, Secretary

         I (We) the undersigned Director(s) of Richwood, Inc. hereby approve the contents of the foregoing minutes from the meeting held on April 17, 2000.

                             -----------------------
                             Larry W. Lang, Director





         PROFIT ANNUAL LIST OF OFFICERS, DIRECTORS AND RESIDENT AGENT OF FILE NUMBER

         SUPREME HOSPITALITY

A Nevada Corporation
  ------

The corporation's duly appointed resident agent in the State of Nevada upon whom process can be served is:

Nevada Legal Forms & Books,  Inc.,  3020 West  Charleston  Blvd.,  Las Vegas, NV
89102.

If agent information has changed, please see attached instructions on how to obtain the appropriate form.

Important:  Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business for the officers and directors. A president, secretary, treasurer and at least one director must be named. Have an officer sign this form. FORM WILL BE RETURNED IF UNSIGNED.


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2.   If there are additional directors attach a list of them to this form.

3. Return the completed form with the 96 filing fee. A $15 penalty must be added for failure to file this form by the last day of the anniversary month in the incorporation/registration with this office.

4.   Make your check payable to the Secretary of State.
NAME                                   TITLE(S)
Larry Lang                             PRESIDENT



          STREET ADDRESS

       3020 West Charleston            Las Vegas, Nevada        89102

NAME                                   TITLE(S)
Larry Lang                             SECRETARY


       3020 West Charleston,           Las Vegas, Nevada        89102

NAME                                   TITLE(S)
Larry Lang                             Treasurer

       3020 West Charleston,           Las Vegas,  Nevada       89102

NAME                                   TITLE(S)

Larry Lang                             DIRECTOR

       3020 West Charleston            Las Vegas, Nevada        89102




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